Exhibit 10.6

Demand Promissory Note issued to Pentar Holdings Inc. dated September 9, 2002.

   PROMISSORY NOTE

US$40,000.00                                                                                                   Date: September 9th, 2002

                                                                                                                           Due:  On Demand

FOR VALUE RECEIVED, the undersigned hereby promises to pay ON DEMAND to or to the order of Pentar Holdings Inc. (the "Lender") at Point Roberts, Washington, USA the amounts stated above plus any further amounts which may be advanced, from time to time, to the undersigned by the Lender (the "Principal Amount"), together with any interest which may have accrued from the date of each individual advance at the rate of 7% per annum.

THE UNDERSIGNED shall have the right to prepay all or any part of the Principal Amount at any time without notice, bonus or penalty.

THE UNDERSIGNED hereby waives presentment for payment and notice of default of this Promissory Note.

PROVIDED FURTHER that if at any time, while the amount due hereunder by the undersigned to the Lender remains outstanding, the Lender becomes obliged to pay any sum or sums of money to the undersigned, then such sum or sums of money may, at the option of the Lender and without limiting or waiving any right or remedy of the Lender at law or in equity, be set-off against and will apply to any sum or sums of money or security owed as evidenced hereunder by the undersigned to the Lender until such amount or amounts have been completely set-off.

THE CORPORATE SEAL OF                        )

BINGO.COM, INC.                        )

was hereunto affixed in the                        )

presence of:                        )

                        )                        C/S

 /s/Mark Devereux                                                )

Authorized Signatory                        )